Exhibit 99.1
Novocure’s Optune Lua® Receives Approval in Japan for the Treatment of Unresectable Advanced/Recurrent Non-Small Cell Lung Cancer (NSCLC)

Optune Lua is now approved for use concurrently with PD-1/PD-L1 inhibitors in adult patients with unresectable advanced/recurrent NSCLC who progressed on or after platinum-based chemotherapy

Ministry of Health, Labour and Welfare approval is supported by the results of the pivotal Phase 3 LUNAR trial that showed a statistically significant and clinically meaningful improvement in median overall survival in NSCLC patients treated with Optune Lua

Baar, Switzerland – September 15, 2025 - Novocure (NASDAQ: NVCR) announced today that Japan’s Ministry of Health, Labour and Welfare (MHLW) approved Optune Lua® for concurrent use with PD-1/PD-L1 inhibitors for the treatment of adult patients with unresectable advanced/recurrent non-small cell lung cancer (NSCLC) who have progressed on or after platinum-based chemotherapy.

“With the Ministry of Health, Labour and Welfare approval granted to Optune Lua, we now have a new treatment option available to patients with advanced non-small cell lung cancer,” said Dr. Tetsuya Mitsudomi, President, Izumi City General Hospital. “The Phase 3 LUNAR trial showed that use of Optune Lua resulted in improved overall survival rates without severe side effects, resulting in a significant benefit for patients with this aggressive disease.”

Optune Lua is a wearable, portable medical device that produces alternating electric fields known as Tumor Treating Fields (TTFields), which are delivered through non-invasive, wearable arrays. TTFields exert physical forces on the electrically charged components of dividing cancer cells, resulting in cancer cell death.

“Lung cancer is the leading cause of cancer-related death worldwide, and unfortunately, in Japan the number of cases continue to increase, which is why we see an urgent need for innovative treatment options for this disease,” said Frank Leonard, President, Novocure. “Novocure is focused on launching Optune Lua as quickly as possible in Japan so that patients with non-small cell lung cancer experiencing a progression after initial platinum-based treatment have access to our therapy.”

Data Supporting the Optune Lua Approval

The MHLW approval was supported by the Phase 3 LUNAR trial, a prospective, randomized, open-label, multicenter study that compared the use of Optune Lua concurrent with PD-1/PD-L1 inhibitors or docetaxel (experimental arm) to PD-1/PD-L1 inhibitors or docetaxel alone (control arm) for patients with metastatic NSCLC who progressed during or after platinum-based therapy.

The primary endpoint of the study was achieved demonstrating a statistically significant and clinically meaningful 3.3-month (P=0.04) extension in median overall survival (OS) for patients treated with Optune Lua concurrently with a PD-1/PD-L1 inhibitor or docetaxel (n=145).

Exhibit 99.1

The group treated with Optune Lua concurrently with a PD-1/PD-L1 inhibitor or docetaxel had a median OS of 13.2 months (95% CI, 10.3 to 15.5 months) compared to a median OS of 9.9 months (95% CI, 8.2 to 12.2 months) in the PD-1/PD-L1 inhibitor or docetaxel treated group (n=146).

The LUNAR study included two pre-specified powered secondary endpoints. The first secondary endpoint, which met statistical significance, assessed median OS in patients treated with Optune Lua concurrently with a PD-1/PD-L1 inhibitor versus a PD-1/PD-L1 inhibitor alone. The second secondary endpoint, which showed a positive trend but did not meet statistical significance, assessed Optune Lua concurrently with docetaxel versus docetaxel alone.

Patients randomized to receive Optune Lua and a PD-1/PD-L1 inhibitor (n=70) demonstrated a median OS of 19.0 months (95% CI, 10.6 to 28.2 months) compared to a median OS of 10.8 months (95% CI, 8.3 to 17.6 months) in patients treated a with PD-1/PD-L1 inhibitor alone (n=71), which was a statistically significant extension in median OS of more than 8.0 months (P=0.02).

Patients randomized to receive Optune Lua and docetaxel (n=75) had a median OS of 11.1 months (95% CI, 8.2 to 13.9 months) compared to a median OS of 8.9 months (95% CI, 6.5 to 11.3 months) in patients treated with docetaxel alone (n=75). This 2.2-month extension in median OS did not provide a statistically significant demonstrated benefit but did show a positive trend.

Device-related adverse events (AEs) occurred in 63.1% of patients (n=89), these were skin-related disorders under the transducer arrays. The majority of these events were low grade (Grade 1 - 2), with only 4% (n=6) experiencing Grade 3 skin toxicity that required a break from treatment. There were no Grade 4 or Grade 5 toxicities related to Optune Lua, and no device-related AEs that caused death.

Baseline patient characteristics were well balanced between cohorts: median age was 65 years (range, 22-86); 66% male, 34% female; 96% of patients had an ECOG performance status of 0-1. PD-L1 expression data were collected from 83% of patients (69 of 83 patients) enrolled at U.S. sites and were well balanced across the four cohorts.

Non-Small Cell Lung Cancer (NSCLC)
Lung cancer is the most common cause of cancer-related death worldwide[1], and non-small cell lung cancer (NSCLC) accounts for approximately 85% of all lung cancers. It is estimated that approximately 120,000 patients are diagnosed with NSCLC each year in Japan.[2]

Physicians use different combinations of surgery, radiation and pharmacological therapies to treat NSCLC, depending on the stage of the disease. Surgery, which may be curative in a subset of patients, is usually used in early stages of the disease. Since 1991, radiation with a combination of platinum-based chemotherapy drugs has been the first-line standard of care for locally advanced NSCLC. Certain immune checkpoint inhibitors, including both

Exhibit 99.1
PD-1 and PD-L1 inhibitors, have been approved for the first-line treatment of NSCLC and the standard of care in this setting continues to evolve rapidly.

About Tumor Treating Fields
Tumor Treating Fields (TTFields) are electric fields that exert physical forces to kill cancer cells via a variety of mechanisms. TTFields do not significantly affect healthy cells because they have different properties (including division rate, morphology, and electrical properties) than cancer cells. These multiple, distinct mechanisms work together to target and kill cancer cells. Due to these multimechanistic actions, TTFields therapy can be added to cancer treatment modalities in approved indications and demonstrates enhanced effects across solid tumor types when used with chemotherapy, radiotherapy, immune checkpoint inhibition, or targeted therapies in preclinical models. TTFields therapy provides clinical versatility that has the potential to help address treatment challenges across a range of solid tumors.

To learn more about TTFields therapy and its multifaceted effect on cancer cells, visit tumortreatingfields.com.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma, non-small cell lung cancer, malignant pleural mesothelioma and pleural mesothelioma. Novocure has several additional ongoing or completed clinical trials exploring the use of Tumor Treating Fields therapy in the treatment of glioblastoma, non-small cell lung cancer and pancreatic cancer.

Novocure’s global headquarters is located in Baar, Switzerland, with U.S. headquarters located in Portsmouth, New Hampshire and research and development facilities located in Haifa, Israel. For additional information about the company, please visit Novocure.com and follow @Novocure on LinkedIn and X (Twitter).

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, environmental, regulatory and political conditions and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 27, 2025, and subsequent filings with the U.S. Securities and Exchange Commission. Given these risks and

Exhibit 99.1
uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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Investors:
Ingrid Goldberg
investorinfo@novocure.com

Media: Catherine Falcetti
media@novocure.com

[1] World Health Organization Lung Cancer Fact Sheet. Accessed September 4, 2025. https://www.who.int/news-room/fact-sheets/detail/lung-cancer#:~:text=Lung%20cancer%20is%20the%20leading%20cause%20of%20cancer-related%20deaths%20worldwide.

[2] https://ganjoho.jp/reg_stat/statistics/stat/cancer/12_lung.html#anchor1. Accessed September 4, 2025.